Exhibit 10.18

CPG Finance, Inc. Stock Option

Grant Agreement

This Grant Agreement, dated as of September 28, 2010 (the “Effective Date”), evidences the grant of an option pursuant to the provisions of the 2005 Stock Option Plan (the “Plan”) of CPG Finance, Inc. (the “Company”) to the individual whose name appears below (the “Optionee”), covering the specific number of shares of Non-Voting Common Stock (the “Shares”) set forth below and on the following terms and conditions:

1.         Name of the Optionee:  Gene Welsh

2.         Number of Shares subject to this option:  3,500

3.         Exercise price per Share subject to this option:  $139.14

4.         Date of grant of this option:  September 38, 2010

5.         Type of option:  Non-qualified Option

6.         Vesting: 10/1/11; 10/1/12; 10/1/13; 10/1/14; 10/1/15

a.       Except as otherwise expressly provided in Section 6 b. hereof, 20% of the total number of Shares subject to this option shall vest as of October 1st of each year (commencing on the first such date occurring after the Effective Date and ending on the fifth such date occurring after the Effective Date).

b.       Notwithstanding anything to the contrary contained in Section 6 a. hereof, 100% of the total number of Shares subject to this option shall vest immediately prior to the consummation of a Change in Control (as defined in Section 6 d. below) in connection with which the consideration paid to the Company or to its stockholders, as the case may be, consists primarily of cash (as determined by the Board of Directors in its sole discretion).

c.       Notwithstanding anything to the contrary contained herein, (i) this option shall not be exercisable, and shall be void and of no further force and effect, (x) after the expiration of the option term, (y) on and after the start of the date on which the Optionee’s employment terminates for Cause (as defined in the Plan), and (z) on and after the start of the date on which the Optionee breaches or violates any of the terms or provisions hereof, including without limitation any provision of Annex A hereto, (ii) except as provided in Section 7 below, this option shall be exercisable only if the Optionee is, at the time of exercise, an employee of the Company, (iii) this option shall in no event be exercisable for more than the total number of Shares provided for in Section 2 hereof and (iv) vesting shall cease immediately upon the termination of employment for any reason, and any portion of this option that has not vested on or prior to the date of such termination is forfeited on such date.  Once vesting has occurred, the vested portion can be exercised at the time or times specified in Section 7 below.

d.       For purposes of this Section 6, “Change in Control” shall mean (i) any consolidation, merger or other transaction in which the Company is not the surviving entity or which results in the acquisition of all or substantially all of the Company’s outstanding shares in Common Stock by a       single person or entity or by a group of persons or entities acting in concert or (ii) any sales or transfer of all or substantially all of the Company’s assets (excluding, however, for this purpose any real estate “sale-lease back” transaction); provided, however, that the term “Change in Control” shall not include transactions either (x) with affiliates of the Company or Sun Capital Partners, Inc. (“Sun”) (as determined by the Board of Directors in its sole discretion) or (y) pursuant to which more than fifty percent (50%) of the shares of voting stock of the surviving or acquiring entity is owned and/or controlled (by agreement or otherwise), directly or indirectly, by Sun or its affiliates; provided, further, that a transaction shall not constitute a Change in Control unless the transaction also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, within the meaning of Section 409A(a)(2)(A)(v) of the Code and the regulations or other published guidance (including Internal Revenue Service Notice 2005-1) promulgated thereunder.

Exhibit 10.18

7.         The vested portion of this option can be exercised only on the earliest of the following dates:

a.       September 28, 2010;

b.       the date of the consummation of the Change in Control; or

c.       the date on which the Optionee’s employment terminates provided that if the Optionee’s termination of employment is not voluntary or is due to death or Disability (as defined in the Plan) any portion of the option exercisable pursuant to this Section 7(c) may be exercised on any date within 30 days following the date on which the Optionee’s employment terminates.

8.         The permitted exercise events specified in Section 7 are intended to comply with the provisions of Section 409(a)(2) of the Internal Revenue code of 1986, as amended (the “Code”).  The Company may reduce or expand the period of time following an event in which the vested portion of the option may be exercised if Internal Revenue Service guidance specifies that such a reduction is required or that such an expansion is permitted under the provisions of Code Section 409A(a)(2).  In addition, the Company may make any other changes to this Grant Agreement it determines are necessary to comply with the provisions of Code Section 409A(a)(2).

9.         The Optionee agrees to abide by the covenants and agreement set forth in Annex A hereto and incorporated by reference herein, and acknowledges that the option being granted herein constitutes adequate and sufficient consideration in support of such covenants and agreements.

10.        The Optionee hereby acknowledges, understands, and agrees that by signing this Grant Agreement, the Optionee voluntarily and irrevocably forfeits any and all rights, title, and interests the Optionee has or may have had in, to and under (a) any option agreement, option letter, or other similar document pursuant to which the Company (or any Subsidiary or affiliate thereof) may have previously granted, or offered to grant, options in the Company (or any Subsidiary or affiliate thereof) to the Optionee and (b) any oral or written commitment or promise regarding options that the Company (or any Subsidiary or affiliate thereof) may have made to the Optionee, except as to any options that have been previously exercised and paid for by the Optionee.

11.        If the Optionee is entitled to exercise the vested potion of this option, and wishes to do so, in whole or in part, the Optionee shall submit to the Company a notice of exercise, in the form attached as Annex             B hereto or such other form as may hereinafter be designated by the Company (in its sole discretion), specifying the exercise date and the number of Shares to be purchased pursuant to such exercise, and shall remit to the Company in a form satisfactory to the Company (in its sole discretion) the exercise price, plus an amount sufficient to satisfy any withholding tax obligations of the Company that arise in connection with such exercise (as determined by the Company).

Exhibit 10.18

12.        The Optionee hereby acknowledges receipt of a copy of the Plan attached hereto as Annex C as presently in effect.  All of the terms and conditions of the Plan are incorporated herein by reference (including, without limitation, the repurchase provisions of Paragraph 20 of the Plan) and this option is subject to such terms and conditions in all respects.  Capitalized terms that are used but not otherwise defined herein shall have the meanings given to such terms in the Plan.  This Grant Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any prior written and oral agreements.

13.        The Optionee hereby acknowledges, agrees and confirms that, upon his or her exercise of this option, the Optionee will be deemed to be a party to the Stockholders’ Agreement attached hereto as Annex D and shall have all the rights and obligations of the “Minority Stockholders” thereunder as if the Optionee had executed the Stockholders’ Agreement.  The Optionee hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

Nothing in the Plan or this Grant Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or affiliates, or interfere in any way with any right of the Company or any of its Subsidiaries or affiliates to terminate such employment at any time for any reason whatsoever (whether for cause or without cause) without liability to the Company or any of its Subsidiaries or affiliates.

Accepted and Agreed:
CPG Finance, Inc.

/s/ Gene Welsh	By: /s/ Jack Knott
Gene Welsh	Name: Jack Knott Title: Chairman and Chief Executive Officer

Attachments:       Annex A (Covenants and Agreements to Optionee)

 Annex B (Form of Exercise Notice)

                         Annex C (The Plan)

                         Annex D (Stockholders’ Agreement)